Exhibit 99.1


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                        Third Point Advisors II L.L.C.
                                         390 Park Avenue
                                         New York, New York  10022


Date of Earliest Transaction Required
     to be Reported                      01/01/2009
Issuer and Ticker Symbol:                Stream Global Services, Inc.  (OOO)
Relationship to Issuer:                  10% Owner (1)
Designated Filer:                        Third Point Offshore Master Fund, L.P.


TABLE II INFORMATION


Title of Deriviative Security:           Warrants to purchase Common Stock,
                                         par value $0.001 per share
Date Exercisable and Expiration Date:    10/17/2008 and 10/17/2011
Title of Securities Underlying
     Derivative Security:                Common Stock, par value $0.001 per
                                         share
Amount or Number of Shares:              1,928,300
Conversion or Expercise Price of
     Derivative Security:                $6.00
Ownership Form:  Direct (D) or
     Indirect (I):                       I

Nature of Indirect
Beneficial Ownership:                    (1)